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              [Letterhead of PricewaterhouseCoopers appears here]

                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


The Directors
Haliburton Company
3600 Lincoln Plaza
500 North Akard Street
Dallas
TEXAS 75201-3391
United States of America

The Directors
PES (International) Limited
Howe Moss Avenue
Kirkhill Industrial Estate
Dyce
ABERDEEN
AB21 0GP


13 September 1999

Ref   JKM/WJS/SM

Dear Sirs

     We consent to the inclusion in this registration statement of Halliburton
Company on Form S-4 (File No. 333-     ) of our reports on our audits of the
consolidated financial statements of PES (International) Limited {"the Company") in respect of each of the three years ended 31 March 1998 and our report on the reconciliation of significant differences between US and UK Generally Accepted Accounting Principles. We also consent to the references to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Data."


/s/ PRICEWATERHOUSECOOPERS
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PricewaterhouseCoopers
Aberdeen, Scotland